Exhibit 99.1

Kandi Technologies Reports First Quarter 2020 Financial Results

JINHUA, China, June 05, 2020 (GLOBE NEWSWIRE) — Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the first quarter of 2020.

First Quarter Highlights

●	Total revenues decreased 64.7% to $6.4 million for the first quarter of 2020, from $18.1 million in the same period of 2019.

●	Electric Vehicle (“EV”) parts sales decreased 83.7% to $2.1 million for the first quarter of 2020, compared with $12.8 million in the same period of 2019.

●	Off-road vehicle revenues decreased 23.8% to $4.0 million for the first quarter of 2020 compared with $5.3 million in the same period of 2019.

●	Gross margin for the first quarter of 2020 was 18.3%, compared to 17.4% for the same period of 2019.

●	Net loss for the first quarter of 2020 was $1.6 million, or $0.03 loss per fully-diluted share, compared with net loss of $4.4 million, or $0.09 loss per fully-diluted share in the same period in 2019.

●	The Company’s working capital surplus was $60.7 million as of March 31, 2020. Cash, cash equivalents and restricted cash totaled $9.8 million as of March 31, 2020.

Mr. Hu Xiaoming, Chairman and CEO of Kandi commented: “First quarter results were heavily impacted by the global virus outbreak. We prioritized the health and safety of our employees, and fully cooperated with the government by taking various preventative and quarantine measures across our company soon after the outbreak.  The primary action was closing our facilities and ceasing production.  Since the beginning of April, the situation has turned the corner; business is gradually resuming, sales are recovering, and consumer demand is rebounding.”

Commenting on important regulatory developments, Mr. Hu said, “As the inventor of the “vehicle/battery separation” battery swapping model for pure electric vehicles, we are extremely gratified to our industry’s regulators shift from rejecting battery swapping to fully embracing it.  Most recently, on April 23 the Ministry of Finance, the Ministry of Industry and Information Technology, the Ministry of Science and Technology, and the Development and Reform Commission of China jointly issued a paper discussing the “vehicle/battery separation” battery swapping model. Kandi is fully levered to the battery swap opportunity with the intelligent automatic swap system built by our subsidiary Jinhua Ankao.  We are continuously improving this system, and believe it can be a market leader in China.”

Hu continued, “Another important development was the government’s publication on June 1 of a detailed plan to construct a Hainan Free Trade Port.  There will be 60 distinct policies supporting the trade port.  We believe the port could catalyze rapid growth for our Hainan factory.”

Shifting to new market opportunities, Hu continued, “The COVID outbreak has seriously impacted the EV market in 2020, leading us to explore how to augment our business.  As we conducted market research, we found potential in a number of ancillary products aimed at intelligent transportation.  For example, Electric Scooters and Electric Self-Balancing Vehicles have distinct potential, with tens of millions of units sold each year around the world.  We are pursuing these opportunities by expanding production of intelligent transportation products that exploit our advantages in Yongkang Scrou’s power electric motors and Jinhua Ankao’s power battery packs.  Our products aimed at this market combines our motors and battery packs into a dynamic power train system. Through extensive product trials, we are able to meet a leading standard in China, and thus will go into mass production this month. As this business is developing quickly, we will consider merging Yongkang Scrou and Jinhua Ankao into a single specialized powertrain technology company, and evaluate the possibility of raising capital in China’s capital market to fund growth.”

Further discussing new opportunities, Hu concluded, “Recently, we have been in discussions with Mr. Ying Jiawei, CEO of Hangzhou Chic Intelligent Technology Co., Ltd, a leading high tech company that is well-recognized as a major exporter in intelligent balance scooter sector. We have agreed to have Kandi to start using its power trains system to produce balance scooters for Hangzhou Chic.  Hangzhou Chic has accumulated more than 500 technical patents in the balance scooter sector and is an originator of the balance scooter products.  Their leading and innovative technology has broadly penetrated the market. Each year, about ten million scooters using their patents are produced.  We believe this can be a productive partnership, as we marry their technology expertise with our manufacturing prowess and technology advantages.”

Net Revenues and Gross Profit

	1Q20	1Q19	Y-o-Y%
Net Revenues (US$mln)	$6.4	$18.1	-64.7%
Gross Profit (US$mln)	$1.2	$3.1	-62.8%
Gross Margin	18.3%	17.4%	-

Net revenues for the first quarter decreased 64.7% compared to the same period last year. The decrease in revenue was mainly due to the outbreak of COVID-19 and the lock-down policy in China in the first quarter of 2020, which significantly affected both our production and customer demand.

Operating Income (Loss)

	1Q20	1Q19	Y-o-Y%
Operating Expenses (US$mln)	$4.6	$3.2	43.5%
Operating Loss (US$mln)	$(3.4)	$(0.06)	5740.1%
Operating Margin	-53.6%	-0.3%	-

Total operating expenses in the first quarter were $4.6 million, compared with $3.2 million in the same quarter of 2019. The increase in total operating expenses was primarily due to higher general and administrative expenses.

Net Loss

	1Q20	1Q19	Y-o-Y%
Net Loss (US$mln)	$(1.6)	$(4.4)	-64.3%
Loss per Weighted Average Common Share Outstanding Basic	$(0.03)	$(0.09)	-
Loss per Weighted Average Common Share Outstanding Diluted	$(0.03)	$(0.09)	-

Net loss was $1.6 million in the first quarter, compared with net loss of $4.4 million in the same quarter of 2019. The decrease in loss was primarily attributable to the decreased share of the losses of the Affiliate Company and increased gain related to changes in the fair value of contingent consideration, offset by the decreased gain from equity dilution in the Affiliate Company and decreased gross profit.

Financial Condition

As of March 31, 2020, the Company had cash and cash equivalents of $3.7 million, restricted cash of $6.0 million, working capital of $60.7 million; compared to $5.5 million, $11.0 million, $63.7 million as of December 31, 2019.

As of March 31, 2020, our accounts receivable was $53.9 million, compared to $61.2 million as of December 31, 2019.

For the first quarter of 2020, cash used in operating activities was $26.5 million, as compared to cash used in operating activities of $14.0 million for the same period last year.

First Quarter of 2020 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on June 5, 2020. Management will deliver prepared remarks to be followed by a question and answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982

●	International dial-in number: + 1-201-493-6780

●	Webcast and replay: http://public.viavid.com/index.php?id=140085

The live audio webcast can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”) and its subsidiaries, SC Autosports, LLC, the wholly-owned subsidiary of Kandi in the United States and Fengsheng Automobile Technology Group Co., Ltd (formerly known as Kandi Electric Vehicles Group Co., Ltd., the “Affiliate Company”). Kandi Vehicles has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

In 2013, Kandi Vehicles and Geely Group, China’s leading automaker, jointly invested in the establishment of the Affiliate Company in order to develop, manufacture and sell pure electric vehicle (“EV”) products. Geely Group (including its affiliate) and Kandi Vehicles currently holds 78% and 22% of the equity interests in the Affiliate Company, respectively. The Affiliate Company has established itself as one of the driving forces in the development and the manufacturing of pure EV products in China.

More information about KNDI is available on the Company’s corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

For More Information:

Kandi Technologies Group, Inc.
Ms. Kewa Luo
Phone: +1 (212) 551-3610
Email: IR@kandigroup.com

The Blueshirt Group

U.S.:
Mr. Gary Dvorchak
Email: gary@blueshirtgroup.com

China:
Ms. Susie Wang
Email: susie@blueshirtgroup.com

- Tables Below –

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(UNAUDITED)
Current assets
Cash and cash equivalents	$3,719,142	$5,490,557
Restricted cash	6,034,751	11,022,078
Accounts receivable (net of allowance for doubtful accounts of $250,325 and $254,665 as of March 31, 2020 and December 31, 2019, respectively)	53,896,084	61,181,849
Inventories	30,172,551	27,736,566
Notes receivable	-	42,487,225
Other receivables	44,265,730	5,019,971
Prepayments and prepaid expense	10,407,639	10,615,063
Amount due from the Affiliate Company, net	20,026,310	31,330,763
Other current assets	8,910,217	688,364
TOTAL CURRENT ASSETS	177,432,424	195,572,436

LONG-TERM ASSETS
Property, plant and equipment, net	71,391,249	74,407,858
Intangible assets	3,442,513	3,654,772
Land use rights, net	11,000,953	11,272,815
Investment in the Affiliate Company	45,337,659	47,228,614
Goodwill	27,905,037	28,270,400
Other long term assets	10,473,979	10,811,501
TOTAL Long-Term Assets	169,551,390	175,645,960

TOTAL ASSETS	$346,983,814	$371,218,396

CURRENT LIABILITIES
Accounts payable	$58,128,742	$72,093,940
Other payables and accrued expenses	5,021,303	6,078,041
Short-term loans	33,861,956	25,980,364
Notes payable	2,962,921	10,765,344
Income tax payable	1,761,101	1,796,601
Long term bank loans - current portion	13,544,782	13,779,641
Other current liability	1,480,193	1,379,808
Total Current Liabilities	116,760,998	131,873,739

LONG-TERM LIABILITIES
Long term bank loans	14,109,148	14,353,792
Deferred taxes liability	1,362,786	1,362,786
Contingent consideration liability	1,405,000	5,197,000
Other long-term liability	564,366	574,152
Total Long-Term Liabilities	17,441,300	21,487,730

TOTAL LIABILITIES	134,202,298	153,361,469

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 56,273,102 and 56,263,102 shares issued and 52,849,441 and 52,839,441 outstanding at March 31, 2020 and December 31, 2019, respectively	52,849	52,839
Less: Treasury stock (487,155 shares with average price of $5.09 at March 31, 2020 and December 31, 2019, respectively)	(2,477,965)	(2,477,965)
Additional paid-in capital	259,713,660	259,691,370
Accumulated deficit (the restricted portion is $4,422,033 and $4,422,033 at March 31, 2020 and December 31, 2019, respectively)	(18,260,382)	(16,685,736)
Accumulated other comprehensive loss	(26,246,646)	(22,723,581)
TOTAL STOCKHOLDERS’ EQUITY	212,781,516	217,856,927

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$346,983,814	$371,218,396

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended
	March 31, 2020	March 31, 2019

REVENUES FROM UNRELATED PARTY, NET	$6,372,424	$16,334,963
REVENUES FROM THE AFFILIATE COMPANY AND RELATED PARTY, NET	-	1,733,497

REVENUES, NET	6,372,424	18,068,460

COST OF GOODS SOLD	(5,205,165)	(14,932,023)

GROSS PROFIT	1,167,259	3,136,437

OPERATING EXPENSES:
Research and development	(640,240)	(537,433)
Selling and marketing	(878,306)	(618,003)
General and administrative	(3,066,735)	(2,039,528)
Total Operating Expenses	(4,585,281)	(3,194,964)

LOSS FROM OPERATIONS	(3,418,022)	(58,527)

OTHER INCOME (EXPENSE):
Interest income	338,944	252,404
Interest expense	(982,934)	(439,183)
Change in fair value of contingent consideration	3,792,000	89,000
Government grants	11,099	47,724
Gain from equity dilution in the Affiliate Company	-	4,365,390
Share of loss after tax of the Affiliate Company	(1,102,770)	(9,949,158)
Other income, net	19,650	474,390
Total other income (expense), net	2,075,989	(5,159,433)

LOSS BEFORE INCOME TAXES	(1,342,033)	(5,217,960)

INCOME TAX (EXPENSE) BENEFIT	(232,613)	808,488

NET LOSS	(1,574,646)	(4,409,472)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	(3,523,065)	5,404,028

COMPREHENSIVE INCOME (LOSS)	$(5,097,711)	$994,556

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	52,361,077	51,565,287
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	52,361,077	51,565,287

NET LOSS PER SHARE, BASIC	$(0.03)	$(0.09)
NET LOSS PER SHARE, DILUTED	$(0.03)	$(0.09)

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2018	51,484,444	$51,484	$-	$254,989,657	$(9,497,009)	$(19,921,258)	$225,622,874
Stock issuance and award	1,096,397	1,097	-	3,387,379	-	-	3,388,476
Net loss	-	-	-	-	(4,409,472)	-	(4,409,472)
Foreign currency translation	-	-	-	-	-	5,404,028	5,404,028
Balance, March 31, 2019	52,580,841	$52,581	$-	$258,377,036	$(13,906,481)	$(14,517,230)	$230,005,906

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2019	52,839,441	$52,839	$(2,477,965)	$259,691,370	$(16,685,736)	$(22,723,581)	$217,856,927
Stock issuance and award	10,000	10	-	22,290	-	-	22,300
Net loss	-	-	-	-	(1,574,646)	-	(1,574,646)
Foreign currency translation	-	-	-	-	-	(3,523,065)	(3,523,065)
Balance, March 31, 2020	52,849,441	$52,849	$(2,477,965)	$259,713,660	$(18,260,382)	$(26,246,646)	$212,781,516

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31, 2020	March 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,574,646)	$(4,409,472)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,037,045	2,258,224
Impairments	24,316	(31,718)
Allowance for doubtful accounts	-	15,629
Share of loss after tax of the Affiliate Company	1,102,770	9,949,158
Gain from equity dilution in the Affiliate Company	-	(4,365,390)
Change in fair value of contingent consideration	(3,792,000)	(89,000)
Stock compensation cost	22,925	31,675

Changes in operating assets and liabilities:
(Increase) Decrease In:
Accounts receivable	5,540,503	(17,991,854)
Notes receivable	-	74,114
Notes receivable from the Affiliate Company and related party	-	444,682
Inventories	(2,955,178)	(4,659,780)
Other receivables and other assets	(8,734,544)	(14,278,768)
Advances to supplier and prepayments and prepaid expenses	(8,311,506)	436,768
Amount due from the Affiliate Company	4,187,038	(2,339,431)

Increase (Decrease) In:
Accounts payable	(2,575,446)	22,593,966
Other payables and accrued liabilities	(781,409)	5,484,913
Notes payable	(10,745,294)	(5,624,153)
Income tax payable	29,357	(1,537,204)
Net cash used in operating activities	$(26,526,069)	$(14,037,641)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(1,355)	(300,704)
Cash received from equity sale in the Affiliate Company	11,461,646	-
Net cash provided by (used in) investing activities	$11,460,291	$(300,704)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	8,452,964	2,816,317
Repayments of short-term bank loans	-	(2,816,317)
Net cash provided by financing activities	$8,452,964	$-

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(6,612,814)	(14,338,345)
Effect of exchange rate changes on cash	(145,928)	446,948
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	16,512,635	22,353,071

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	9,753,893	8,461,674
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	3,719,142	3,327,013
-RESTRICTED CASH AT END OF PERIOD	6,034,751	5,134,661

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	203,256	594,425
Interest paid	345,170	439,183